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                                                                 EXHIBIT (a)(22)

                               ING MAYFLOWER TRUST

                CERTIFICATE OF AMENDMENT OF DECLARATION OF TRUST

      The undersigned, being all the Trustees of ING Mayflower Trust, a Massachusetts business trust (the 'Trust"), acting pursuant to Article VIII,
Section 8.2, of the Trust's Declaration of Trust dated August 18, 1993, as amended (the "Declaration of Trust"), hereby amend the Declaration of Trust to dissolve an existing series of the Trust as follows:

      1. There being no shares outstanding of the "ING Growth + Value Fund," the establishment and designation of the series is hereby rescinded and the series is hereby abolished as a series of the Trust.

IN WITNESS WHEREOF, the undersigned have caused these presents to be executed as of the day and year first above written.

/s/ Paul S. Doherty                      /s/ David W.C. Putnam
-------------------------------          ---------------------------------
Paul S. Doherty, as Trustee              David W.C. Putnam, as Trustee

/s/ J. Michael Earley                    /s/ Blaine E. Rieke
-------------------------------          ---------------------------------
J. Michael Earley, as Trustee            Blaine E. Rieke, as Trustee

/s/ R. Barbara Gitenstein                /s/ John G. Turner
-------------------------------          ---------------------------------
R. Barbara Gitenstein, as Trustee        John G. Turner, as Trustee

/s/ Walter H. May                        /s/ Roger B. Vincent
-------------------------------          ---------------------------------
Walter H. May, as Trustee                Roger B. Vincent, as Trustee

/s/ Thomas J. McInerney                  /s/ Richard A. Wedemeyer
-------------------------------          ---------------------------------
Thomas J. McInerney, as Trustee          Richard A. Wedemeyer, as Trustee

              RECEIVED                                RECEIVED

             APR 22 2004                             APR 22 2004

    SECRETARY OF THE COMMONWEALTH           SECRETARY OF THE COMMONWEALTH
        CORPORATIONS DIVISION                   CORPORATIONS DIVISION